UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Exchange Act of 1934

Date of Report (Date of earliest event reported) September 22, 2016

SIMMONS FIRST NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Arkansas	0-6253	71-0407808
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Main Street, Pine Bluff, Arkansas		71601
(Address of principal executive offices)		(Zip Code)

(870) 541-1000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 22, 2016, the Board of Directors (“Board”) of Simmons First National Corporation (“Corporation”) approved amendments to Article II, Section 11 of the Corporation’s bylaws (“Bylaws”) to change the voting standard for uncontested director elections from a plurality to a majority vote standard. Contested director elections will continue to be subject to a plurality vote standard.

Under Article II, Section 11 of the Bylaws, as amended, if an incumbent director is not re-elected in an uncontested election, such director shall immediately tender his or her resignation to the Board, which shall then decide, through a process managed by the Nominating and Corporate Governance Committee, whether to accept the tendered resignation. Absent a compelling reason to do otherwise, the Board shall accept the resignation.

The amendments to the Bylaws are effective September 22, 2016. The text of Article II, Section 11 of the Bylaws, as amended, is attached hereto as Exhibit 3.1 and incorporated herein by reference. This description of the amendments is qualified in its entirety by reference to the text thereof.

Item 9.01. Financial Statements and Exhibits.

Exhibit 3.1. Article II, Section 11 of the Corporation’s Bylaws, as amended effective September 22, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMMONS FIRST NATIONAL CORPORATION

Date: September 27, 2016	/s/ Robert A. Fehlman
Robert A. Fehlman, Senior Executive Vice President,
Chief Financial Officer and Treasurer